Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Quarterly Report of Live Current Media Inc. (the “Company”) on Form 10-Q/A for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, C. Geoffrey Hampson, Chief Executive Officer of the Company and the Chairman of the Board of Directors, certify, pursuant to s.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, the financial condition and result of operations of the Company.

/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
September 17, 2009